UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:
February 1, 2005

(Date of Earliest Event Reported: February 1, 2005)

EL PASO CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	1-14365	76-0568816
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

El Paso Building
1001 Louisiana Street
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 420-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
Item 7.01 Regulation FD Disclosure.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Press Release
Slide Presentation

Item 2.02 Results of Operations and Financial Condition.

     On February 1, 2005, D. Dwight Scott, executive vice president and chief financial officer, will provide a presentation at the Credit Suisse First Boston 2005 Energy Summit. Also, Keith B. Forman, senior vice president of finance, will provide the same presentation at the JP Morgan High Yield Conference. The presentation will be available through our Web site at www.elpaso.com. A copy of our press release is attached as Exhibit 99.A and a copy of the related slide presentation is attached as Exhibit 99.B. The attached Exhibits are not filed, but are furnished to comply with Item 2.02 of Form 8-K.

Item 7.01 Regulation FD Disclosure.

     Petrobras (NYSE:PBR) has failed to make a payment that was due on January 26, 2005, under its participation agreement with El Paso relating to the Macae power plant in Brazil. Petrobras had sought a Brazilian court order suspending its obligation to continue making payments to El Paso under the participation agreement. On January 28, 2005, the Brazilian court declined to grant the order requested by Petrobras. At this time, El Paso has no information as to whether Petrobras intends to file an appeal of this decision. We will continue to assess the carrying value of the Macae plant and equipment, which at September 30, 2004 had a net book value of $707 million, as well the unpaid receivables from Petrobras and may be required to record an impairment charge.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit
Number	Description

99.A	Press Release dated February 1, 2005.
99.B	Slide Presentation dated February 1, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EL PASO CORPORATION
By:	/s/ Jeffrey I. Beason
Jeffrey I. Beason
Senior Vice President and Controller (Principal Accounting Officer)

Dated: February 1, 2005

EXHIBIT INDEX

Exhibit
Number	Description

99.A	Press Release dated February 1, 2005.
99.B	Slide Presentation dated February 1, 2005.